Exhibit 21

Emmis Communications Corporation
Listing of Subsidiaries

NAME UNDER WHICH
LEGAL NAME	ORGANIZATION	ENTITY DOES BUSINESS
Emmis Communications Corporation	IN	Emmis Communications Corporation
Emmis Operating Company	IN	Emmis Operating Company

Emmis Radio, LLC	IN	WKQX-FM, WLUP-FM, KPWR-FM, KZLA-FM, WQCD-FM, WQHT-FM, WRKS-FM, KKFR-FM, KIHT-FM, WRDA-FM, KSHE-FM, KPNT-FM, KFTK-FM

Emmis Television Broadcasting, L.P.	IN	KRQE-TV, WFTX-TV, WLUK-TV, KHON-TV, KGMB-TV, WSAZ-TV, WALA-TV, WVUE-TV, KMTV-TV, WKCF-TV, KOIN-TV, WBPG-TV, KGUN-TV

Emmis Publishing, L.P.	IN	Atlanta Magazine, Texas Monthly, Country Sampler, Cincinnati Magazine, Indianapolis Monthly, Los Angeles Magazine

Emmis Indiana Broadcasting, L.P.	IN	WLHK-FM, WIBC-AM, WNOU-FM, WWVR-FM, WTHI-FM, WTHI-TV, WYXB-FM, Network Indiana
SJL of Kansas Corp.	KS	KSNW-TV
Topeka Television Corporation	MO	KSNT-TV
Emmis International Broadcasting Corporation	CA	Emmis International Broadcasting Corporation
Slager Radio Rt. (59.5%)	Hungary	Slager Radio Rt.
Slager Sales Kft.	Hungary	Slager Sales Kft.
Slovakia d’Expres	Slovakia	Slovakia d’Expres
Emmis Belgium Broadcasting NV	Belgium	Emmis Belgium Broadcasting NV
Emmis Meadowlands Corporation	IN	Emmis Meadowlands Corporation
Emmis Publishing Corporation	IN	Emmis Publishing Corporation
Emmis Television License, LLC	CA	Emmis Television License, LLC
Emmis Radio License, LLC	CA	Emmis Radio License, LLC
Emmis License Corporation of New York	CA	Emmis License Corporation of New York
Emmis Radio License Corporation of New York	CA	Emmis Radio License Corporation of New York
Emmis Television License Corporation of Wichita	CA	Emmis Television License Corporation of Wichita
Emmis Television License Corporation of Topeka	CA	Emmis Television License Corporation of Topeka
Emmis Enterprises, Inc.	IN	Emmis Enterprises, Inc.
Mediatex Communications Corporation	IN	Mediatex Communications Corporation
Los Angeles Magazine Holding Company, Inc.	IN	Los Angeles Magazine Holding Company, Inc.
Radio Austin Management, L.L.C.	TX	Radio Austin Management, L.L.C.

Emmis Austin Radio Broadcasting Company, L.P.	TX	KLBJ-AM, KLBJ-FM, KDHT-FM, KGSR-FM, KROX-FM, KBPA-FM

CIUDAD, LLC	IN	CIUDAD, LLC

Footnotes

*	Emmis Communications Corporation directly or indirectly owns 100% of all entities except as otherwise noted.

[1]	Emmis Radio, LLC operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P. and Emmis Austin Radio Broadcasting Company, L.P.

[2]	Emmis Television Broadcasting, L.P. operates all our television stations except for KSNW-TV which is operated by SJL of Kansas Corp., KSNT-TV which is operated by Topeka Television Corporation, and WTHI-TV which is operated by Emmis Indiana Broadcasting, L.P.

[3]	Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.

[4]	Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations WIBC-AM, WLHK-FM, WNOU-FM, WYXB-FM, WTHI-FM, WWVR-FM, Network Indiana, and our Indiana television station, WTHI-TV.

[5]	Emmis Television License, LLC holds all our television FCC licenses except for the KSNT-TV licenses which are held by Emmis Television License Corporation of Topeka and the KSNW-TV licenses which are held by Emmis Television License Corporation of Wichita.

[6]	Emmis Radio License, LLC holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York.